Exhibit (c)(5)
Privileged & Confidential Preliminary Analysis; to be Further Diligenced and Refined Presentation to the Special Committee PROJECT SAPPHIRE CONFIDENTIAL 19 JULY 2023

Privileged & Confidential Preliminary Analysis; to be Further Diligenced and Refined The information herein has been prepared by Lazard Frères & Co. LLC (“Lazard”) based upon information supplied by you (the “Company”) or publicly available information, and portions of the information herein may be based upon certain statements, estimates and forecasts provided by the Company with respect to the anticipated future performance of the Company. Lazard has relied upon the accuracy and completeness of the foregoing information, and has not assumed any responsibility for any independent verification of such information or any independent valuation or appraisal of any of the assets or liabilities of the Company, or any other entity, or concerning solvency or fair value of the Company or any other entity. With respect to financial forecasts, Lazard has assumed that they have been reasonably prepared on bases reflecting the best currently available estimates and judgments as to the future financial performance of the Company. Lazard assumes no responsibility for and expresses no view as to such forecasts or the assumptions on which they are based. The information set forth herein is based upon economic, monetary, market and other conditions as in effect on, and the information made available to us as of, the date hereof, unless indicated otherwise. Lazard is not making any assessment regarding the impact or economic effects of the COVID-19 virus, including with respect to the potential impact or effects on the future financial performance of the Company. Subsequent developments, including, without limitation, in relation to COVID-19, may affect the forecasts and other information set out in this document and Lazard assumes no responsibility for updating or revising this document based on circumstances or events after the date hereof. These materials and the information contained herein are confidential and may not be disclosed publicly or made available to third parties without the prior written consent of Lazard; provided, however, that you may disclose to any and all persons the U.S. federal income tax treatment and tax structure of the transaction described herein and the portions of these materials that relate to such tax treatment or structure. Lazard is acting as financial advisor to the special committee of the board of directors of the Company, and will not be responsible for and will not provide any tax, accounting, actuarial, legal or other specialist advice. Disclaimer CONFIDENTIAL PRESENTATION TO THE SPECIAL COMMITTEE

Privileged & Confidential Preliminary Analysis; to be Further Diligenced and Refined CONFIDENTIAL Situation Update PRESENTATION TO THE SPECIAL COMMITTEE

Privileged & Confidential
Preliminary Analysis; to be Further Diligenced and Refined

PRESENTATION TO THE SPECIAL COMMITTEE SITUATION UPDATE

Overview of Cobalt's Offer to Acquire Public Shares of Sapphire

($ in millions, except per share data)

On May 18, 2023, Cobalt submitted to the Sapphire Board of Directors and concurrently publicly announced a new proposal for Cobalt to acquire the 17% equity interest in Sapphire that it does not currently own for $20.00 per share in cash

- **Proposal conditioned upon approval of special committee of independent directors; not conditioned upon approval of independent shareholders**


$15.56
$19.81
$20.00

		Unaffected Price (5/17/2023)	Current Price (7/17/2023)	Current Offer Value
Implied Premium / (Discount) to:	*Reference Price:*			
Unaffected Closing Price	*$15.56*	-	*27.3%*	*28.5%*
Unaffected 10-Trading Day VWAP	*16.97*	*(8.3%)*	*16.8%*	*17.9%*
Unaffected 30-Trading Day VWAP	*17.10*	*(9.0%)*	*15.9%*	*17.0%*
Unaffected 60-Trading Day VWAP	*16.96*	*(8.3%)*	*16.8%*	*17.9%*
Implied Equity Value[1]		**$1,973**	**$2,512**	**$2,536**
Net Cash (3/31/2023)		(358)	(358)	(358)
Implied Enterprise Value		**$1,615**	**$2,154**	**$2,178**
Implied EV / Adj. EBITDA (Consensus)	*Adj. EBITDA:*[2]			
2023E	*$204*	7.9x	10.5x	10.7x
2024E	*220*	7.3x	9.8x	9.9x
Implied EV / Adj. EBITDA (Management)	*Adj. EBITDA:*			
2023E	*$220*	7.3x	9.8x	9.9x
2024E	*242*	6.7x	8.9x	9.0x

Source: *Public information, FactSet, Bloomberg*

Note: Unaffected date as of May 17, 2023 (last trading day prior to receipt of proposal from Cobalt); current date as of July 17, 2023. Adj. EBITDA excludes stock-based compensation ("SBC") expense.

1. Share count based on information from latest public filings; includes dilution from unvested stock units.
2. Projections represent consensus Adj. EBITDA estimates as of July 17, 2023.

LAZARD 1

Privileged & Confidential Preliminary Analysis; to be Further Diligenced and Refined 6 8 10 12 14 16 18 20 22 $24 Jan-22 Apr-22 Jul-22 Oct-22 Feb-23 May-23 Sapphire Social Casino Peers Other Interactive Entertainment Players 6 8 10 12 14 16 18 20 22 $24 17-May 29-May 10-Jun 22-Jun 4-Jul 17-Jul PRESENTATION TO THE SPECIAL COMMITTEE SITUATION UPDATE Sapphire Trading Statistics: Unaffected (5/17/2023) Current (7/17/2023) Stock Price $15.56 $19.81 Equity Value1 $1,973 $2,512 Net Cash (3/31/2023) (358) (358) Enterprise Value $1,615 $2,154 EV / EBITDA (Consensus) 2023E 7.9x 10.5x 2024E 7.3x 9.8x Unaffected Share Price Performance (January 3, 2022 – May 17, 2023) 2 Sapphire $15.56 +17.4% Social Casino Peers (21.0%) Source: Public information, FactSet Note: Market data as of July 17, 2023. Share price performance indexed to Sapphire’s starting share price. Financial projections based on median consensus estimates as of share price date. Adj. EBITDA excludes SBC expense. Unaffected date as of May 17, 2023 (last trading day prior to receipt of proposal from Cobalt). 1. Share count based on information from latest public filings; includes dilution from unvested stock units. 2. Social Casino Peers consist of DoubleDown, Huuuge, Playstudios and Playtika. 3. Other Interactive Entertainment Players consist of Aristocrat, Electronic Arts, Cobalt, Modern Times Group, Roblox, Stillfront, Take-Two Interactive and Ubisoft. Sapphire: Share Price Performance Since 2022 ($ in millions, except per share data) Affected Share Price Performance (May 17, 2023 – July 17, 2023) $15.56 $13.25 Sapphire $19.81 +27.3% Social Casino Peers +7.6% Other IE Players (25.2%) Other IE Players +3.8% 3 2

Privileged & Confidential
Preliminary Analysis; to be Further Diligenced and Refined

PRESENTATION TO THE SPECIAL COMMITTEE SITUATION UPDATE

Sapphire: Valuation Over Time Since 2022

EV / NTM EBITDA (January 3, 2022 – July 17, 2023)


Sapphire[1]
6.4x 7.0x 6.5x 6.8x 6.8x 7.4x 7.1x 6.5x 5.5x 6.5x 7.7x 8.4x 8.7x 8.7x 8.8x 8.9x 8.5x NM NM
Social Casino Peers[2]
6.1x 6.1x 5.6x 6.3x 6.3x 6.5x 5.0x 5.5x 5.1x 5.1x 5.2x 4.9x 5.3x 5.5x 5.5x 5.4x 5.3x 5.5x 5.5x
Other Interactive Entertainment Players[3]
11.9x 12.1x 11.2x 10.7x 10.5x 10.4x 8.3x 8.5x 7.7x 8.3x 8.4x 8.2x 8.1x 8.8x 8.8x 9.3x 9.6x 9.7x 9.7x
Jan Feb Mar Apr May Jun Jul Aug Sep Oct Nov Dec Jan Feb Mar Apr May Jun Jul
2022
2023

Source: Public information, FactSet

Note: Market data as of July 17, 2023. Multiples represent averages over the period. Multiples greater than 25x or negative are designated as "NM" and not included in valuation over time calculations. NTM EBITDA projections based on unadjusted consensus estimates.

1. Sapphire market data as of unaffected date of May 17, 2023 (last trading day prior to receipt of proposal from Cobalt). Excludes values following proposal by Cobalt.
2. Social Casino Peers consist of DoubleDown, Huuuge, Playstudios and Playtika.
3. Other Interactive Entertainment Players consist of Aristocrat, Electronic Arts, Cobalt, Modern Times Group, Roblox, Stillfront, Take-Two Interactive and Ubisoft.

LAZARD

3

Privileged & Confidential Preliminary Analysis; to be Further Diligenced and Refined CONFIDENTIAL Preliminary Financial Analysis PRESENTATION TO THE SPECIAL COMMITTEE

Privileged & Confidential
Preliminary Analysis; to be Further Diligenced and Refined

PRESENTATION TO THE SPECIAL COMMITTEE PRELIMINARY FINANCIAL ANALYSIS

Side-by-Side: Sapphire vs. Social Casino Peers

($ in millions)

Financial projections for peers based on consensus estimates

	Sapphire	DoubleDown Interactive	Huuuge	Playstudios	Playtika
Key Financials (2023E)	**Revenue** $730 / $754[1] **Adj. EBITDA** $204 / $220[1] *% Margin* 28.0% / 29.2%[1]	**Revenue** $321 **Adj. EBITDA** $103 *% Margin* 31.9%	**Revenue** $286 **Adj. EBITDA** $93 *% Margin* 32.5%	**Revenue** $318 **Adj. EBITDA** $56 *% Margin* 17.6%	**Revenue** $2,610 **Adj. EBITDA** $823 *% Margin* 31.5%
Business Overview	• Developer and publisher of primarily mobile social casino games as well as casual games – Top 3 titles account for ~80% of revenue • Has outpaced broader social casino market on growth based on performance from key titles • "Controlled company"	• Korea-based developer and publisher of social casino and casual games – Flagship game (DoubleDown Casino) accounts for over 95% of revenue • Consistent revenue decline until Q1 2023 • Expansion into real-money gaming with acquisition of SuprNation in January 2023	• Developer and publisher of social casino games on primarily mobile applications – Core franchises of Huuuge Casino and Billionaire Casino generate 90% of revenue • High player monetization but lack of growth	• Developer and publisher of social casino and casual games for mobile platforms, enhanced by playAWARDS loyalty system • "Controlled company" with ~70% of stock owned by founder group • Went public through SPAC merger in June 2021	• Developer and publisher of casual and social casino games for mobile platforms • Largest and most diversified portfolio among social casino peers with more than 50% in casual games • Recent underperformance and scale back of new game development

Revenue by Type[2,3]

Sapphire


Casual 3%
Social Casino 97%

DoubleDown Interactive


Social Casino ~100%

Huuuge


Casual 8%
Social Casino 92%

Playstudios


Casual 10%
Social Casino 90%

Playtika


Casual 54%
Social Casino 46%

Revenue by Geography[2]

Sapphire


International 8%
North America 92%

DoubleDown Interactive


International 12%
United States 88%

Huuuge


Other 31%
Canada 3%
Germany 7%
United States 59%

Playstudios


Other 8%
North America 92%

Playtika


Other 7%
APAC 8%
EMEA 15%
United States 70%

Source: *Public information, FactSet, Wall Street Research, Sapphire management*

Note: Market data as of July 17, 2023; financials converted to USD at current spot rate. Revenue breakdowns represent latest fiscal year. Adj. EBITDA excludes SBC expense.

1. Financials represent consensus / management projections.
2. Revenue split as reported for latest fiscal year.
3. Sapphire casual revenue represents advertising revenue. Huuuge casual revenue represents Traffic Puzzle revenue. Playstudios casual revenue represents advertising and other revenue.

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Privileged & Confidential
Preliminary Analysis; to be Further Diligenced and Refined

PRESENTATION TO THE SPECIAL COMMITTEE

PRELIMINARY FINANCIAL ANALYSIS

Sapphire Benchmarking: Growth & Profitability

Financial projections for peers based on consensus estimates


Revenue CAGR 2022A – 2025E
Median: 2.4%
5.2%
10.8%
5.1%
2.7%
2.1%
(6.1%)
Sapphire (Consensus)1
Sapphire (Management)1
Playstudios2
DoubleDown3
Playtika
Huuuge
Adj. EBITDA4 CAGR 2022A – 2025E
Median: 4.8%
8.3%
14.2%
15.8%
5.9%
3.7%
(1.0%)
Sapphire (Consensus)1
Sapphire (Management)1
Playstudios2
Playtika
DoubleDown3
Huuuge
Average Adj. EBITDA Margin 2022A – 2025E
Median (Pre-SBC): 30.5%
Median (Post-SBC): 28.0%
28.8%
27.0%
29.1%
27.0%
32.2%
27.5%
31.5%
29.5%
28.6%
17.8%
11.8%
Sapphire (Consensus)1
Sapphire (Management)1
Playtika
DoubleDown3
Huuuge
Playstudios2
Margin Pre-Stock-Based Compensation ("SBC") Expense
Margin Post-Stock-Based Compensation ("SBC") Expense5

Source: Public information, FactSet, Sapphire management

Note: Market data as of July 17, 2023.

1. Financials as realized; not pro forma for acquisition of Alictus (closed March 2022).
2. Financials pro forma for acquisition of Brainium (closed October 2022); not pro forma for acquisition of WonderBlocks (closed August 2022). Revenue CAGR of 7.1% based on revenue as realized; Adj. EBITDA CAGR of 22.1% based on Adj. EBITDA as realized.
3. Financials as realized; not pro forma for acquisition of SuprNation (not yet closed).
4. Adj. EBITDA excludes SBC expense.
5. Projections for consensus SBC extrapolated using 2022A SBC expense as a percentage of revenue. Sapphire management SBC projections per Sapphire management.

LAZARD

5

Privileged & Confidential Preliminary Analysis; to be Further Diligenced and Refined Social Casino Peers FY2022A Average Daily Active Users (in millions) FY2022A ARPDAU1 FY2022A Payer Conversion Rate 9.6% 6.3% 5.3% 3.3% 1.5% Median: 4.3% Sapphire Huuuge DoubleDown Playtika Playstudios $0.78 $1.43 $0.97 $0.76 $0.41 Median: $0.87 Sapphire Huuuge DoubleDown Playtika Playstudios Sapphire Benchmarking vs. Peers: Selected KPIs PRESENTATION TO THE SPECIAL COMMITTEE PRELIMINARY FINANCIAL ANALYSIS Source: Public information 1. Average Revenue Per Daily Active User. 2. Represents average monthly payer conversion. 3. Represents average daily payer conversion. 2.3 9.4 1.9 1.0 0.6 Median: 1.5 million Sapphire Playtika Playstudios DoubleDown Huuuge KPIs as reported for latest fiscal year 2 2 2 3 3 6

Privileged & Confidential Preliminary Analysis; to be Further Diligenced and Refined Social Casino Peers EV / Revenue 2023E 2024E Equity Value $1,973 $4,790 $722 $490 $468 Enterprise Value $1,615 $6,390 $594 $265 $201 2.1x 1.9x 2.4x 1.8x 1.0x 0.6x Median: 1.4x Sapphire (Consensus) Sapphire (Management) Playtika Playstudios Huuuge DoubleDown Sapphire Benchmarking vs. Peers: Valuation (EV / Revenue) PRESENTATION TO THE SPECIAL COMMITTEE PRELIMINARY FINANCIAL ANALYSIS Source: Public information, FactSet, Sapphire management Note: Sapphire valuation as of unaffected date of May 17, 2023 (last trading day prior to receipt of proposal from Cobalt); peer valuation as of July 17, 2023. Balance sheet and share count data based on public information. Equity value calculations include dilution from outstanding options and unvested stock units. 2.2x 2.1x 2.4x 1.9x 0.9x 0.6x Median: 1.4x Sapphire (Consensus) Sapphire (Management) Playtika Playstudios Huuuge DoubleDown Financial projections for peers based on consensus estimates 7

Privileged & Confidential
Preliminary Analysis; to be Further Diligenced and Refined

PRESENTATION TO THE SPECIAL COMMITTEE PRELIMINARY FINANCIAL ANALYSIS

Sapphire Benchmarking vs. Peers: Valuation (EV / Adj. EBITDA)

Financial projections for peers based on consensus estimates

Sapphire and social casino peers trade on EV / Adj. EBITDA (pre-SBC) basis


EV / Adj. EBITDA (Pre-SBC)
2023E
7.9x
7.3x
10.6x
7.8x
Median: 5.3x
2.9x
2.0x
Sapphire (Consensus)
Sapphire (Management)
Playstudios
Playtika
Huuuge
DoubleDown
2024E
7.3x
6.7x
9.1x
7.4x
Median: 5.3x
3.3x
2.0x
Sapphire (Consensus)
Sapphire (Management)
Playstudios
Playtika
Huuuge
DoubleDown
EV / Adj. EBITDA (Post-SBC)¹
2023E
8.4x
8.0x
16.3x
9.1x
Median: 6.0x
2.9x
2.0x
Sapphire (Consensus)
Sapphire (Management)
Playstudios
Playtika
Huuuge
DoubleDown
2024E
7.8x
7.2x
13.3x
8.6x
Median: 6.0x
3.4x
2.0x
Sapphire (Consensus)
Sapphire (Management)
Playstudios
Playtika
Huuuge
DoubleDown

	Sapphire	Playstudios	Playtika	Huuuge	DoubleDown
Equity Value	$1,973	$722	$4,790	$490	$468
Enterprise Value	$1,615	$594	$6,390	$265	$201

LAZARD

Source: *Public information, FactSet, Sapphire management*

Note: Sapphire valuation as of unaffected date of May 17, 2023 (last trading day prior to receipt of proposal from Cobalt); peer valuation as of July 17, 2023. Balance sheet and share count data based on public information. Equity value calculations include dilution from outstanding options and unvested stock units.

1. Projections for consensus SBC extrapolated using 2022A SBC expense as a percentage of revenue. Sapphire management SBC projections per Sapphire management.

8

Privileged & Confidential
Preliminary Analysis; to be Further Diligenced and Refined

PRESENTATION TO THE SPECIAL COMMITTEE PRELIMINARY FINANCIAL ANALYSIS

Sapphire: Summary of Financial Projections

($ in millions)

Historical financials as reported; financial projections based on Sapphire management projections as presented to the Sapphire special committee on July 12, 2023 and approved for our use by the Sapphire special committee ("Sapphire Projections")

	Historical	Management Projections					CAGR	
FYE 12/31	**2022A**	**2023E**	**2024E**	**2025E**	**2026E**	**2027E**	**'22A - '25E**	**'22A - '27E**
Revenue								
Sapphire Core	$649	$738	$800	$856	$898	$925	9.7%	7.4%
New Games	1	0	12	26	39	56	232.4%	140.1%
Alictus	22	15	22	30	38	45	11.7%	15.9%
Total Revenue	**$671**	**$754**	**$833**	**$912**	**$975**	**$1,027**	**10.8%**	**8.9%**
% Growth	*10.7%*	*12.3%*	*10.6%*	*9.4%*	*7.0%*	*5.2%*		
Adjusted EBITDA[1]								
Sapphire Core	$193	$226	$254	$285	$305	$317	14.0%	10.5%
New Games	(7)	(6)	(15)	(11)	(6)	4	NM	NM
Alictus	1	0	2	5	8	10	86.4%	70.1%
Total Adjusted EBITDA[1]	**$187**	**$220**	**$242**	**$278**	**$306**	**$332**	**14.2%**	**12.2%**
% Margin	*27.8%*	*29.2%*	*29.0%*	*30.5%*	*31.4%*	*32.3%*	*+264bps*	*+446bps*

Source: *Public information, Sapphire management, Sapphire Projections*
Note: Financials as realized; not pro forma for Alictus acquisition (closed in March 2022).
1. Adj. EBITDA calculated as net income plus D&A, income tax, stock-based compensation and other income / expense, per Sapphire management. Also includes addback of non-recurring restructuring and other expenses, per Sapphire management.

LAZARD 9

Privileged & Confidential
Preliminary Analysis; to be Further Diligenced and Refined

PRESENTATION TO THE SPECIAL COMMITTEE | PRELIMINARY FINANCIAL ANALYSIS

Sapphire: Preliminary Estimated Standalone Value

($ per share, unless otherwise noted)

Historical financials as reported; financial projections based on Sapphire Projections and extrapolations based on discussions with, and guidance from, Sapphire management and approved for our use by the Sapphire special committee


Current Cobalt Offer Value: $20.00
$19.10
$12.50
$19.90
$16.00
$20.50
$17.40
$25.10
$20.80

Public Trading Comparables (EV / 2024E Revenue)	Public Trading Comparables (EV / 2024E Adj. EBITDA)	Precedent Transactions[1]	Discounted Cash Flow Analysis
• Balance sheet date of March 31, 2023[2] • Enterprise value multiple range of 1.5x – 2.5x 2024E revenue of $833 million based on peer group trading • Implied enterprise value range of $1,250 – $2,080 million	• Balance sheet date of March 31, 2023[2] • Enterprise value multiple range of 7.0x – 9.0x 2024E Adj. EBITDA of $242 million based on peer group trading • Implied enterprise value range of $1,690 – $2,180 million	• Balance sheet date of March 31, 2023[2] • Enterprise value multiple range of 9.5x – 11.5x LTM 3/31/2023A Adj. EBITDA of $196 million based on selected precedent transactions • Implied enterprise value range of $1,860 – $2,260 million	• Valuation and balance sheet date of June 30, 2023[3] • WACC range of 9.5% – 10.5% • Terminal multiple range of 7.0x – 9.0x 2028E Adj. EBITDA of $355 million[4] • Implied enterprise value range of $2,260 – $2,810 million

Source: Sapphire management, Sapphire Projections, public information

Note: Basic shares outstanding as of June 30, 2023, per Sapphire management. Fully diluted shares outstanding includes unvested stock units as of June 30, 2023, per Sapphire management. Adjusted EBITDA figures pre-SBC. Enterprise values rounded to nearest $10 million; per share values rounded to nearest $0.10.

1. Potential acquisition of public shares of Sapphire by Cobalt would not be a change-of-control transaction.
2. Analysis based on net cash balance of $358 million as of March 31, 2023, per Sapphire public filings.
3. Analysis based on net cash balance of $395 million as of June 30, 2023, per Sapphire management.
4. Extrapolation based on discussions with, and guidance from, Sapphire management and approved for our use by the Sapphire special committee.

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Privileged & Confidential Preliminary Analysis; to be Further Diligenced and Refined Sapphire: Key Risks and Upsides to Financial Plan PRESENTATION TO THE SPECIAL COMMITTEE PRELIMINARY FINANCIAL ANALYSIS Key Risks Key Upside Opportunities Additional margin enhancement from accelerated user adoption of DTC initiatives Reduction in platform fees on Apple / Google due to regulatory or general market pressure New games from Sapphire, including within Alictus business, outperform expectations − Current forecast model assumes steady growth in new games but no “hits” Strong balance sheet provides potential for inorganic growth − Core title risk given majority of revenues concentrated in a small number of franchises − Ability to continue growth significantly above market given competitive dynamics within mobile gaming − Ability to successfully launch new titles given historical focus on core franchises − Changes to data privacy and security laws / regulations could increase operating costs − Changes in distribution platform user transparency policies could increase user acquisition costs (e.g., potential change in Google user privacy settings, similar to change in Apple Identifier for Advertisers policy) − Potential litigation, restrictions or increased compliance costs from further regulatory scrutiny for social casino games 11

Privileged & Confidential Preliminary Analysis; to be Further Diligenced and Refined CONFIDENTIAL Appendix PRESENTATION TO THE SPECIAL COMMITTEE

Privileged & Confidential
Preliminary Analysis; to be Further Diligenced and Refined

PRESENTATION TO THE SPECIAL COMMITTEE APPENDIX

Overview of Broader Interactive Entertainment Players

Company	HQ	Exchange Traded	Mobile Revenue %	Description
Aristocrat	Sydney, AU	Australian Securities Exchange	46%[1]	• Engages in the design, development and distribution of gaming content, platforms and systems, including electronic gaming machines, casino management systems and free-to-play mobile games
EA	Redwood City, CA	NASDAQ	17%	• Develops PC, console and mobile games across various genres such as sports, FPS, action, role-playing and simulation
Cobalt	Las Vegas, NV	NASDAQ	27%[2]	• Creates content and products for land-based casino gaming, digital gaming (iGaming) and mobile gaming
MTG	Stockholm, SE	NASDAQ Stockholm	73%	• Owns and operates gaming studios with popular global IPs across a wide range of casual and mid-core genres
Roblox	San Mateo, CA	NYSE	50%	• Operates a free-to-play online gaming platform and game creation system
Stillfront Group	Stockholm, SE	NASDAQ Stockholm	76%	• Owns and operates 23 studios that develop and publish games across various genres such as strategy, casual & mashup, simulation, RPG and action
T2 (Take-Two Interactive)	New York, NY	NASDAQ	47%	• Develops and publishes PC, console and mobile games through Rockstar Games, 2K, Private Division and Zynga
Ubisoft	Saint-Mandé, FR	Euronext Paris	31%	• Established video game developer and publisher that primarily focuses on AAA PC, console and mobile titles

Source: *Public information, FactSet*
Note: Mobile revenue breakdowns represent latest fiscal year.
1. Represents Pixel United revenue as a percentage of total Aristocrat revenue.
2. Represents Sapphire revenue as a percentage of total Cobalt revenue.

LAZARD 12

Privileged & Confidential
Preliminary Analysis; to be Further Diligenced and Refined

PRESENTATION TO THE SPECIAL COMMITTEE | APPENDIX

Sapphire: Public Trading Comparables

($ in millions, except per share data)

Financial projections calendarized and based on consensus estimates

Company	Stock Price 7/17/23	% of 52 Wk. High	Equity Value[1]	Enterprise Value	Enterprise Value / Revenue 2023E	Enterprise Value / Revenue 2024E	Enterprise Value / EBITDA 2023E	Enterprise Value / EBITDA 2024E	EBITDA Margin 2023E	EBITDA Margin 2024E	CAGR ('23E – '25E) Revenue	CAGR ('23E – '25E) EBITDA
Social Casino Peers												
DoubleDown Interactive	$9.44	88%	$468	$201	0.6x	0.6x	2.0x	2.0x	32%	30%	4%	5%
Huuuge	Z24.15	81%	490	265	0.9x	1.0x	2.9x	3.3x	33%	29%	(4%)	(7%)
Playstudios	$4.79	98%	722	594	1.9x	1.8x	10.6x	9.1x	18%	19%	6%	12%
Playtika	$12.56	96%	4,790	6,390	2.4x	2.4x	7.8x	7.4x	32%	32%	3%	8%
For Reference Only: Other Interactive Entertainment Players												
Aristocrat	A$39.39	99%	$17,591	$17,424	4.1x	4.0x	12.2x	11.5x	34%	35%	6%	8%
Electronic Arts	$138.25	100%	37,758	37,214	5.0x	4.6x	14.9x	13.9x	33%	33%	6%	8%
Cobalt	$70.16	100%	6,526	9,661	3.5x	3.3x	9.6x	8.4x	37%	39%	9%	14%
Modern Times Group	KR66.75	63%	776	435	0.8x	0.8x	3.5x	3.2x	23%	23%	5%	7%
Roblox	$44.46	87%	27,151	26,445	7.7x	6.8x	NM	NM	10%	13%	10%	32%
Stillfront	KR18.70	63%	924	1,297	1.8x	1.7x	4.9x	4.7x	37%	37%	6%	5%
Take-Two Interactive	$152.71	100%	25,859	28,024	5.1x	3.8x	36.8x	16.9x	14%	22%	23%	64%
Ubisoft Entertainment	€26.02	56%	3,597	4,692	2.0x	1.9x	4.5x	3.7x	46%	51%	8%	15%
Sapphire (Current)	**$19.81**	**98%**	**$2,512**	**$2,154**	**3.0x**	**2.8x**	**10.5x**	**9.8x**	**28%**	**29%**	**3%**	**8%**
Sapphire (Unaffected)[2]	**$15.56**	**81%**	**1,973**	**1,615**	**2.2x**	**2.1x**	**7.9x**	**7.3x**	**28%**	**29%**	**3%**	**8%**

Source: *Public information, FactSet*
Note: Market data as of July 17, 2023; financials converted to USD at spot rate as of July 17, 2023. Multiples greater than 50x or negative are designated as "NM". Share count and balance sheets based on latest publicly reported information; not pro forma for any acquisitions or divestitures. Projections for revenue and EBITDA based on unadjusted consensus estimates.
1. Equity value calculations include dilution from outstanding options and unvested stock units.
2. Trading data as of unaffected date of May 17, 2023 (last trading day prior to receipt of proposal from Cobalt); balance sheet and consensus estimates as of unaffected date.

LAZARD
13

Privileged & Confidential
Preliminary Analysis; to be Further Diligenced and Refined

PRESENTATION TO THE SPECIAL COMMITTEE APPENDIX

Selected Precedent Transactions

($ in millions)

Acquiror	Target	Announcement Date	Enterprise Value (excl. / incl. Earn-Out)	EV / Adj. EBITDA
Sega	Rovio	4/17/2023	$599	9.5x
Savvy Games Group	Scopely	4/5/2023	4,900	NA
Playstudios	Brainium	10/13/2022	70[1]	8.0x[1]
Take-Two	Zynga	1/10/2022	12,692[2]	21.7x
Scopely	GSN Games	10/18/2021	1,000	NA
Aristocrat Leisure	Playtech	10/18/2021[3]	3,675	11.4x[4]
Playtika	Reworks	8/31/2021	400 / 600[5]	NA
Netmarble	SpinX Games	8/2/2021	2,190	NA
Electronic Arts	Playdemic	6/23/2021	1,400	NA
Bally's Corporation	Gamesys Group	4/13/2021	3,189	11.1x[6]
Electronic Arts	Glu Mobile	2/8/2021	2,088	32.5x
Embracer	Gearbox	2/3/2021	363 / 1,378[7]	NA
Zynga	Peak Games	6/1/2020	1,800	NA
Stillfront	Storm8	1/21/2020	300 / 400[8]	4.6x / 6.2x[6]

Source: Public information

Note: Financials converted to USD at spot rate as of announcement date. All figures based on financials as reported; not pro forma for acquisitions or divestitures. Multiples based on LTM Adj. EBITDA pre-SBC, unless otherwise noted.

1. Represents upfront cash value; excludes contingent consideration tied to performance of Brainium following acquisition closing. Multiples based on 2022E Revenue and Adj. EBITDA, per Playstudios investor presentation.
2. Value assuming Take-Two share price within collar range.
3. Transaction terminated.
4. EV / LTM Adj. EBITDA per Aristocrat investor presentation.
5. Initial acquisition of 80% of Reworks business for $400 million in cash with remaining 20% to be purchased for up to $200 million based on 2022 Reworks EBITDA; remaining 20% to transfer to Playtika for $1 if 2022 EBITDA target not exceeded.
6. Adj. EBITDA not adjusted for SBC.
7. Upfront consideration of $363 million and maximum earn-out consideration of $1.015 billion.
8. Upfront consideration of $300 million and maximum earn-out consideration of $100 million.

LAZARD 14

Privileged & Confidential
Preliminary Analysis; to be Further Diligenced and Refined

PRESENTATION TO THE SPECIAL COMMITTEE APPENDIX

Sapphire: Preliminary WACC Analysis

($ in millions)

Weighted Average Cost of Capital Analysis

Company Name	Market Value[1]	Capital Structure: Debt/Cap Ratio	Capital Structure: Debt/Equity Ratio	Barra Predicted Beta: Levered Beta[2]	Barra Predicted Beta: Unlevered Beta[3]
Social Casino Peers					
DoubleDown Interactive	$468	7.6%	8.2%	0.704	0.663
Huuuge	490	2.7%	2.8%	0.582	0.569
Playstudios	722	-	-	1.057	1.057
Playtika	4,790	33.6%	50.5%	1.390	1.024
Sapphire	***$2,512***	**-**	**-**	***0.839***	***0.839***

Assumptions		Sensitivity Range: Low	Sensitivity Range: High	Implied WACC[8]: Low	Implied WACC[8]: High
Unlevered Beta	0.839	0.569	1.057	7.9%	11.4%
Target Debt / Capitalization Ratio	-	-	20.0%	9.8%	10.4%
Target Debt / Equity Ratio	-				
Marginal Tax Rate	7.0%				
Levering Factor[4]	1.000				
Levered Beta	0.839	0.569	1.303		
Risk-Free Rate of Return[5]	3.8%				
Equity Risk Premium[6]	7.2%				
Cost of Equity[7]	9.8%				
Pre-Tax Cost of Debt	7.8%				
WACC[8]	**9.8%**				

1. Source: Public information, FactSet as of July 17, 2023.
2. Source: Barra (local predicted beta).
3. Unlevered Beta = Levered Beta / [1 + (1 - Tax Rate)(Debt / Equity)].
4. Levering Factor = [1 + (1 - Tax Rate)(Debt / Equity)].
5. Source: U.S. 10-Year Treasury Yield as of July 17, 2023.
6. Source: Kroll as of December 31, 2022. Represents large company stock total returns minus long-term government bond income returns.
7. Cost of Equity = (Risk-Free Rate of Return) + (Levered Beta)(Equity Risk Premium).
8. Weighted Average Cost of Capital = (After-Tax Cost of Debt)(Debt / Cap.) + (Cost of Equity)(Equity / Cap.).

LAZARD 15

Privileged & Confidential Preliminary Analysis; to be Further Diligenced and Refined Free Cash Flow 6 ME TV 12/2023E 12/2024E 12/2025E 12/2026E 12/2027E 12/2027E Sales $379 $833 $912 $975 $1,027 $1,027 % Growth 10.6% 9.4% 7.0% 5.2% - Adjusted EBITDA (excl. stock-based compensation) $109 $242 $278 $306 $332 $332 Stock-Based Compensation (7) (19) (20) (21) (22) (22) Adjusted EBITDA (incl. stock-based compensation) $102 $223 $258 $285 $310 $310 % Margin 27.0% 26.8% 28.3% 29.3% 30.2% 30.2% Depreciation & Amortization ($13) ($26) ($26) ($26) ($27) ($18) Adjusted EBIT $90 $197 $232 $259 $283 $292 Tax Expense ($6) ($14) ($16) ($18) ($20) ($56) Tax Rate 7.0% 7.0% 7.0% 7.0% 7.0% 19.0% Unlevered Net Income $83 $184 $216 $241 $263 $237 Plus: Depreciation & Amortization $13 $26 $26 $26 $27 $18 Less: Change in Net Working Capital 6 - 1 2 4 - Less: Capital Expenditures (8) (16) (16) (17) (18) (18) Less: Payments on License Obligations (3) (5) (5) (5) (5) (5) Less: TRA Payments (4) (4) (4) (4) (4) - Less: Pari Passu Distributions to Cobalt (22) (25) (30) (34) (38) - Unlevered Free Cash Flow $65 $159 $188 $210 $230 $232 Valuation Sensitivities Discount PV of Future Terminal Value at Exit Multiple of: Enterprise Value at Exit Multiple of: Rate Cash Flows 7.0x 8.0x 9.0x 7.0x 8.0x 9.0x 9.50% $685 $1,650 $1,886 $2,122 $2,336 $2,571 $2,807 10.00% 678 + 1,617 1,848 2,079 = 2,295 2,526 2,757 10.50% 671 1,584 1,811 2,037 2,255 2,481 2,708 Discount TV as % of EV at Exit Multiple of: Implied PGR at Exit Multiple of: Equity Value at Exit Multiple of: Rate 7.0x 8.0x 9.0x 7.0x 8.0x 9.0x 7.0x 8.0x 9.0x 9.50% 70.7% 73.4% 75.6% 0.2% 1.2% 2.1% $2,730 $2,966 $3,202 10.00% 70.5% 73.2% 75.4% 0.6% 1.7% 2.6% 2,690 2,921 3,152 10.50% 70.3% 73.0% 75.2% 1.1% 2.2% 3.0% 2,650 2,876 3,103 Discount EV / 2023E AEBITDA at Exit Multiple of: EV / 2024E AEBITDA at Exit Multiple of: Value per Share at Exit Multiple of: Rate 7.0x 8.0x 9.0x 7.0x 8.0x 9.0x 7.0x 8.0x 9.0x 9.50% 10.6x 11.7x 12.8x 9.7x 10.6x 11.6x $21.40 $23.26 $25.13 10.00% 10.4x 11.5x 12.5x 9.5x 10.4x 11.4x 21.08 22.90 24.73 10.50% 10.3x 11.3x 12.3x 9.3x 10.3x 11.2x 20.77 22.55 24.34 Financial projections based on Sapphire Projections and extrapolations based on discussions with, and guidance from, Sapphire management and approved for our use by the Sapphire special committee; discounted to June 30, 2023 Sapphire: Preliminary Discounted Cash Flow Analysis ($ in millions, except per share data) PRESENTATION TO THE SPECIAL COMMITTEE APPENDIX Source: Sapphire management, Sapphire Projections, Kroll, Barra, public information, FactSet Note: Valuation and balance sheet date of June 30, 2023. Analysis based on net cash balance of $395 million as of June 30, 2023, per Sapphire management. Basic shares outstanding as of June 30, 2023, per Sapphire management. Fully diluted shares outstanding includes unvested stock units as of June 30, 2023, per Sapphire management. 1. Normalized terminal year depreciation and amortization to equal CapEx. 2. Normalized structure and tax rate based on 2022 effective tax rate. 3. Normalized change in net working capital. 4. Assumes exit multiple range of 7.0x – 9.0x applied to estimated 2028E Adj. EBITDA (pre-SBC) of $355 million. 1 3 4 2 2 2 16

Privileged & Confidential
Preliminary Analysis; to be Further Diligenced and Refined

PRESENTATION TO THE SPECIAL COMMITTEE

APPENDIX

Sapphire: Analyst Price Targets

Target Price

Broker	Target	Date
D.A. Davidson	$23.00[1]	7/10/2023
Wedbush	$23.00[2]	5/18/2023
Macquarie	$21.00	5/9/2023
Craig-Hallum	$20.00[3]	5/18/2023
Deutsche Bank	$20.00[4]	5/18/2023
Morgan Stanley	$20.00[5]	5/22/2023
Truist	$20.00[6]	7/11/2023
J.P. Morgan	$19.00[7]	5/26/2023
Stifel Nicolaus	$19.00[8]	6/3/2023

Unaffected: $15.56 | Current: $19.81 | Cobalt Offer: $20.00 | Mean: $20.56

Current Price Targets

Target Price Range	$19.00 - $23.00	Buy: 33.3%
Mean Target Price	$20.56	Hold: 66.7%
Current Price	$19.81	Sell: 0.0%

Rating Evolution Over Time


$15.55
$12.19
$20.56
$19.81
Aug-22
Sep-22
Oct-22
Nov-22
Dec-22
Jan-23
Feb-23
Mar-23
Apr-23
May-23
Jun-23
Jul-23
Share Price
Price Target
Buy
Hold
Sell

Source: *Wall Street Research, FactSet, Public information*

Note: Price targets and current share price as of July 17, 2023. Unaffected date as of May 17, 2023 (last trading day prior to receipt of proposal from Cobalt).

1. D.A. Davidson updated price target following the proposal from Cobalt (Previous Price Target: $20). D.A. Davidson reiterated $23 price target on July 10, 2023.
2. Wedbush maintained price target and rating following the proposal from Cobalt.
3. Craig-Hallum updated rating following the proposal from Cobalt (Previous Rating: Buy).
4. Deutsche Bank updated price target and rating following the proposal from Cobalt (Previous Price Target: $21; Previous Rating: Buy).
5. Morgan Stanley updated price target following the proposal from Cobalt (Previous Price Target: $15).
6. Truist maintained price target and rating following the proposal from Cobalt. Truist raised price target to $20 on July 11, 2023 (Previous Price Target: $18).
7. J.P. Morgan updated price target following the proposal from Cobalt (Previous Price Target: $18).
8. Stifel Nicolaus maintained price target and rating following the proposal from Cobalt.

LAZARD

17

Privileged & Confidential Preliminary Analysis; to be Further Diligenced and Refined APPENDIX Sapphire’s Top 25 Shareholders ($ in millions, positions in thousands) Source: FactSet as of July 17, 2023 Note: Ownership stake based on basic shares outstanding, consolidated across funds. Ownership stake based on Sapphire Class A shares only, based on latest publicly available information. PRESENTATION TO THE SPECIAL COMMITTEE # Shareholder Ownership Stake and Cumulative Holdings Current Position Current Market Value 1yr ∆ in % O/S 1 Vanguard 1,922 $38 +0.9% 2 Antara Capital 1,486 29 +5.3% 3 Citigroup 1,407 28 +4.6% 4 Mangrove Partners 1,177 23 +1.5% 5 Manulife Asset Management 1,152 23 +5.4% 6 Jane Street Group 739 15 +1.3% 7 Renaissance Technologies 672 13 +0.6% 8 GFH HFEVA 652 13 +1.0% 9 Morgan Stanley 652 13 +1.4% 10 Millennium Management 619 12 +2.2% 11 Bank of America 605 12 (0.4%) 12 Caledonia Holdings 566 11 (4.3%) 13 Franklin Resources 432 9 +0.5% 14 Schroders 427 8 +1.9% 15 Anqa Management 421 8 (0.3%) 16 Arrowstreet Capital Holding 420 8 +2.0% 17 BlackRock 397 8 +0.3% 18 Engine Capital Management 385 8 (5.5%) 19 Hillsdale Investment Management 372 7 +0.1% 20 Dimensional 326 6 +0.2% 21 Barry Cottle 318 6 +0.2% 22 UBS 303 6 (0.1%) 23 Carlson Capital 295 6 (2.2%) 24 Two Sigma Investments 285 6 +0.7% 25 Geode Capital Management 283 6 +0.1% 9.0% 7.0% 6.6% 5.5% 5.4% 3.5% 3.2% 3.1% 3.1% 2.9% 2.8% 2.7% 2.0% 2.0% 2.0% 2.0% 1.9% 1.8% 1.8% 1.5% 1.5% 1.4% 1.4% 1.3% 1.3% 9.0% 16.0% 22.7% 28.2% 33.6% 37.1% 40.3% 43.3% 46.4% 49.3% 52.2% 54.8% 56.9% 58.9% 60.9% 62.8% 64.7% 66.5% 68.3% 69.8% 71.3% 72.7% 74.1% 75.5% 76.8% Top 5 Top 10 Top 15 Top 20 Top 25 18